Exhibit 99.1

PRESS RELEASE
1004 N. Big Spring, Suite 400	Contact:	Cindy Thomason
Midland, TX 79701 (432) 684-3727		Manager of Investor Relations
http://www.plll.com		cindyt@plll.com
PARALLEL PETROLEUM ANNOUNCES
THIRD QUARTER 2008 FINANCIAL RESULTS
MIDLAND, Texas, (BUSINESS WIRE), November 3, 2008 - Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its financial results for the three and nine months ended September 30, 2008, compared to the results for the same periods in 2007. In a separate press release issued today, Parallel announced its production, work-in-progress, revised 2008 and preliminary 2009 capital investment (CAPEX) budgets, and field operations update. The Company’s financial and field operations conference call and webcast will be held Tuesday, November 4, 2008 at 2:00 p.m. Eastern time (1:00 p.m. Central time). Details for the conference call and webcast are disclosed at the end of this press release.
Third Quarter Financial Results
For the three months ended September 30, 2008, Parallel reported net income of $58.7 million, or $1.41 per diluted share. Included in net income was a $65.7 million pre-tax gain on derivatives. The Company settled in cash a net payment of $13.5 million in derivative contracts during the period. For the three months ended September 30, 2007, Parallel reported net income of $0.3 million, or $0.01 per diluted share. Included in net income for the three months ended September 30, 2007 was a $4.6 million pre-tax loss on derivatives. The Company settled in cash a net payment of $4.0 million in derivative contracts during the period. Parallel had no derivatives classified as hedges during the third quarters of 2008 or 2007.
For the third quarter of 2008, Parallel’s oil and natural gas sales were 274 MBbls of oil and 2,886 MMcf of natural gas, or 755 MBOE. During this period, the average prices the Company received for its oil and natural gas were $115.19 per barrel and $8.54 per Mcf, or $74.45 per BOE. For the same period of 2007, oil sales were 254 MBbls at an average price of $69.45 per barrel and natural gas sales were 2,043 MMcf at an average price of $5.81 per Mcf, or 595 MBOE at an average price of $49.62 per BOE.
When comparing the third quarter ended September 30, 2008 to the third quarter ended September 30, 2007, oil and gas operating revenues increased approximately 91% from $29.5 million to $56.2 million, total costs and expenses increased approximately 38% from $18.2 million to $25.1 million, and operating income increased approximately 176% from $11.3 million to $31.2 million. Total operating costs and expenses increased primarily due to increases in lease operating expense, production taxes, general and administrative expense, and depreciation, depletion and amortization costs. Interest expense increased approximately 13% from $5.4 million to $6.1 million.
When comparing the third quarter ended September 30, 2008 to the third quarter ended September 30, 2007, net cash provided by operating activities increased approximately 123% from $16.9 million to $37.5 million, net cash used in investing activities increased approximately 51% from $40.6 million to $61.4 million, and net cash provided by financing activities increased approximately 9% from $23.6 million to $25.7 million.
Nine Months Financial Results
For the nine months ended September 30, 2008, Parallel reported net income of $26.7 million, or $0.64 per diluted share. Included in net income was a $27.8 million pre-tax loss on derivatives. The Company settled in cash a net payment of $36.3 million in derivative contracts during the period. For the nine months ended September 30, 2007, Parallel reported net income of $3.7 million, or $0.09 per diluted share. Included in net income was an $11.2 million pre-tax loss on derivatives. The Company settled in cash a net payment of $9.9 million in derivative contracts during the period. Parallel had no derivatives classified as hedges during the nine months ended September 30, 2008 or 2007.
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Parallel Petroleum Announces
3Q 2008 Financial Results
November 3, 2008

For the nine months ended September 30, 2008, Parallel’s oil and natural gas sales were 758 MBbls of oil and 8,338 MMcf of natural gas, or 2,148 MBOE. During this period, the average prices the Company received for its oil and natural gas were $109.52 per barrel and $8.78 per Mcf, or $72.73 per BOE. For the same period of 2007, oil sales were 797 MBbls at an average price of $59.98 per barrel and natural gas sales were 5,243 MMcf at an average price of $6.14 per Mcf, or 1,671 MBOE at an average price of $47.86 per BOE.
When comparing the nine months ended September 30, 2008 to the nine months ended September 30, 2007, oil and gas revenues increased approximately 95% from $80.0 million to $156.2 million, total costs and expenses increased approximately 45% from $48.3 million to $70.2 million, and operating income increased approximately 172% from $31.6 million to $86.0 million. Total operating costs and expenses increased primarily due to increases in lease operating expense, production taxes, general and administrative expense, and depreciation, depletion and amortization costs. Interest expense increased approximately 27% from $13.4 million to $17.0 million.
When comparing the nine months ended September 30, 2008 to the nine months ended September 30, 2007, net cash provided by operating activities increased approximately 110% from $51.5 million to $108.4 million, net cash used in investing activities increased approximately 72% from $121.3 million to $209.3 million, and net cash provided by financing activities increased approximately 50% from $69.2 million to $103.8 million.
Balance Sheet Review
At September 30, 2008, current assets were $52.2 million, which included $10.7 million of cash and cash equivalents. Current liabilities were $81.6 million, including current derivative and put premium obligations of $22.0 million. Long-term liabilities were $371.9 million, including $308.3 million of debt and $22.3 million of derivative and put premium obligations. The borrowing base under the Company’s revolving credit facility was $230.0 million as of September 30, 2008, and outstanding borrowings under the revolving credit facility at that same date were $162.5 million. In addition, the Company had $150.0 million outstanding under its 10 1/4% senior notes. As of September 30, 2008, the Company’s net capitalized costs associated with its oil and gas properties and other equipment were $656.9 million. Stockholders’ equity was $265.1 million.
Subsequent Events
As of September 30, 2008 the principal amount outstanding under Parallel’s revolving credit facility was $162.5 million. In response to current market conditions and to strengthen its liquidity, in October 2008, under four separate borrowings, the Company drew a total of $62.5 million under its Revolving Credit Agreement bringing its total principal amount outstanding to $225.0 million. The majority of the $62.5 million has been temporarily invested in a demand deposit money market account.
Non-GAAP Financial Measures
Operating cash flow, defined as net cash provided by operating activities before changes in assets and liabilities, was $38.0 million for the third quarter of 2008, up 164% from third quarter 2007 comparable operating cash flow of $14.4 million. Operating cash flow was $102.7 million for the nine months ended September 30, 2008, up 151% from nine-month 2007 comparable operating cash flow of $40.9 million.
Adjusted EBITDA for the third quarter of 2008 was $42.6 million, up 133% from third quarter 2007 comparable adjusted EBITDA of $18.3 million. Adjusted EBITDA for the nine months ended September 30, 2008 was $117.3 million, up 123% from nine-month 2007 comparable adjusted EBITDA of $52.6 million. EBITDA is defined as net income (loss) before income tax expense, interest expense, depreciation, depletion and amortization expense. Adjusted EBITDA is defined as EBITDA adjusted for unrealized gains and losses on oil and natural gas derivatives and equity gains and losses on pipelines and gathering system ventures.
NOTE: Operating cash flow, EBITDA and adjusted EBITDA are non-GAAP financial measures. Please see the end of this press release, or go to the Company’s web site at www.plll.com, for further explanation and reconciliation of these non-GAAP financial measures.
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Parallel Petroleum Announces
3Q 2008 Financial Results
November 3, 2008

Management Comments
Larry C. Oldham, Parallel’s President, commented, “As I have previously stated, our focus in 2008 is to increase production and proved developed producing (PDP) reserves, with an additional goal of funding our CAPEX budget through our operating cash flow. As I stated in our field operations update press release that was issued today, we have decreased our fourth quarter 2008 CAPEX budget approximately $17.7 million, or 43%, to approximately $23.6 million. Additionally, we intend to fund our estimated $118.8 million 2009 CAPEX budget out of operating cash flow, subject to the projects’ individual rates of return, our review of commodity markets, service costs, economic conditions, and other factors.”
In a final comment, Oldham stated, “As stated above under ‘Subsequent Events,’ in order to strengthen our liquidity and financial flexibility, we have recently drawn an additional $62.5 million under our revolving line of credit, bringing our total outstanding bank borrowings to approximately $225.0 million. The majority of the $62.5 million has been temporarily invested in a demand deposit money market account.”
Conference Call and Webcast Information
Parallel’s management will host a conference call to discuss third quarter 2008 financial results, production, work-in-progress, revised 2008 and preliminary 2009 CAPEX budgets, and field operations. In addition to this press release, please refer to Parallel’s Form 10-Q Report for the quarter ended September 30, 2008 that was filed with the Securities and Exchange Commission on November 3, 2008 and its field operations press release dated November 3, 2008.
The conference call will be held on Tuesday, November 4, 2008, at 2:00 p.m. Eastern time (1:00 p.m. Central time). To participate in the call, dial 888-713-4214 or 617-213-4866, Participant Passcode 91935159, at least ten minutes before the scheduled start time. The conference call will also be webcast with slides, and can be accessed live at Parallel’s web site, www.plll.com. A replay of the conference call will be available at the Company’s web site or by calling 888-286-8010 or 617-801-6888, Passcode 60017895.
Participants may pre-register for the call at Parallel’s web site on the Event Details page for the webcast or at www.theconferencingservice.com/prereg/key.process?key=PC9VAMWQU. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.
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Parallel Petroleum Announces
3Q 2008 Financial Results
November 3, 2008

PARALLEL PETROLEUM CORPORATION
Consolidated Balance Sheets
($ in thousands)

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,717	$7,816

Accounts receivable:
Oil and natural gas sales	28,263	20,499
Joint interest owners and other, net of allowance for doubtful account of $50	2,736	2,460
Affiliates and joint ventures	5	3,970

	31,004	26,929
Other current assets	357	449
Derivatives	4,180	151
Deferred tax asset	5,894	10,293

Total current assets	52,152	45,638

Property and equipment, at cost:
Oil and natural gas properties, full cost method (including $128,464 and $86,402 not subject to depletion)	830,290	648,576
Other	3,317	2,877

	833,607	651,453
Less accumulated depreciation, depletion and amortization	(176,731)	(145,482)

Net property and equipment	656,876	505,971

Restricted cash	80	78
Investment in pipelines and gathering system ventures	332	8,638
Other assets, net of accumulated amortization of $1,469 and $1,193	4,204	2,768
Derivatives	5,013	—

	$718,657	$563,093

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$58,868	$47,848
Asset retirement obligations	780	598
Derivative obligations	21,506	30,424
Put premium obligations	464	—

Total current liabilities	81,618	78,870

Long-term liabilities:
Revolving credit facility	162,500	60,000
Senior notes (principal amount $150,000)	145,758	145,383
Asset retirement obligations	5,058	4,339
Derivative obligations	19,357	13,194
Put premium obligations	2,906	—
Deferred tax liability	36,323	26,045

Total long-term liabilities	371,902	248,961

Commitments and contingencies
Stockholders’ equity:
Series A preferred stock — par value $0.10 per share, authorized 50,000 shares	—	—
Common stock — par value $0.01 per share, authorized 60,000,000 shares, issued and outstanding 41,597,161 and 41,252,644	415	412
Additional paid-in capital	199,597	196,457
Retained earnings	65,125	38,393

Total stockholders’ equity	265,137	235,262

	$718,657	$563,093

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Parallel Petroleum Announces
3Q 2008 Financial Results
November 3, 2008

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Oil and natural gas revenues:
Oil and natural gas sales	$56,201	$29,487	$156,217	$79,957

Cost and expenses:
Lease operating expense	7,539	6,445	21,772	16,420
Production taxes	2,836	1,448	8,121	3,696
Production tax refund	—	—	—	(1,209)
General and administrative	3,125	2,492	8,958	7,737
Depreciation, depletion and amortization	11,551	7,821	31,386	21,680

Total costs and expenses	25,051	18,206	70,237	48,324

Operating income	31,150	11,281	85,980	31,633

Other income (expense), net:
Gain (loss) on derivatives not classified as hedges	65,661	(4,556)	(27,834)	(11,161)
Interest and other income	20	55	85	163
Interest expense	(6,139)	(5,429)	(17,025)	(13,449)
Cost of debt retirement	(102)	(760)	(102)	(760)
Other expense	(11)	(76)	(12)	(91)
Equity in gain (loss) of pipelines and gathering system ventures	(2)	(69)	380	(663)

Total other income (expense), net	59,427	(10,835)	(44,508)	(25,961)

Income before income taxes	90,577	446	41,472	5,672
Income tax expense, deferred	(31,900)	(153)	(14,740)	(2,011)

Net income	$58,677	$293	$26,732	$3,661

Net income per common share:
Basic	$1.41	$0.01	$0.65	$0.10

Diluted	$1.41	$0.01	$0.64	$0.09

Weighted average common shares outstanding:
Basic	41,566	38,033	41,429	37,791

Diluted	41,733	38,767	41,803	38,806

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Parallel Petroleum Announces
3Q 2008 Financial Results
November 3, 2008

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2008 and 2007
(unaudited)
($ in thousands)

	2008	2007
Cash flows from operating activities:
Net income	$26,732	$3,661
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	31,386	21,680
Gain on sale of automobiles	—	(25)
Accretion of asset retirement obligation	275	243
Accretion of senior notes discount	375	114
Deferred income tax expense	14,740	2,011
Loss on derivatives not classified as hedges	27,834	11,161
Amortization of deferred financing cost	509	372
Cost of debt retirement	102	760
Accretion of interest on put obligations	45	—
Common stock issued in lieu of cash for directors fees	335	96
Stock option expense	772	161
Equity in (gain) loss of pipelines and gathering system ventures	(380)	663
Bad debt expense	—	(30)
Changes in assets and liabilities:
Other assets, net	(1,409)	(146)
Restricted cash	(2)	272
Accounts receivable	(4,001)	3,438
Other current assets	92	713
Accounts payable and accrued liabilities	11,020	6,385

Net cash provided by operating activities	108,425	51,529

Cash flows from investing activities:
Additions to oil and natural gas properties	(172,381)	(110,015)
Proceeds from disposition of oil and natural gas properties and other property and equipment	—	1,711
Additions to other property and equipment	(577)	(340)
Settlements on derivative instruments	(36,306)	(9,875)
Net investment in pipelines and gathering system ventures	(21)	(2,830)

Net cash used in investing activities	(209,285)	(121,349)

Cash flows from financing activities:
Borrowings from bank line of credit	102,500	68,500
Payments on bank line of credit	—	(94,500)
Payment on term loan	—	(50,000)
Senior notes (principal amount $150,000)	—	145,186
Deferred financing cost	(270)	(2,346)
Proceeds from exercise of stock options and warrants	1,531	2,388

Net cash provided by financing activities	103,761	69,228

Net increase (decrease) in cash and cash equivalents	2,901	(592)
Cash and cash equivalents at beginning of period	7,816	5,910

Cash and cash equivalents at end of period	$10,717	$5,318

Non-cash financing and investing activities:
Deferred purchase of derivative puts	$3,325	$—
Oil and natural gas properties asset retirement obligations	$626	$(505)
Property transfer:
Transfer to oil and natural gas properties	$8,707	$—
Transfer from equity investment	$(8,707)	$—
Non-cash exchange of oil and natural gas properties
Properties received in exchange	$—	$6,463
Properties delivered in exchange	$—	$(5,495)
Other transactions:
Interest paid	$19,385	$10,451
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Parallel Petroleum Announces
3Q 2008 Financial Results
November 3, 2008

PARALLEL PETROLEUM CORPORATION
SELECTED OPERATING DATA

	Three Months Ended		Nine Months Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007
	(in thousands, except per unit data)		(in thousands, except per unit data)
Production Volumes:
Oil (Bbls)	274	254	758	797
Natural gas (Mcf)	2,886	2,043	8,338	5,243
BOE (1)	755	595	2,148	1,671
BOE per day	8.2	6.5	7.8	6.1
Sales Prices:
Oil (per Bbl)	$115.19	$69.45	$109.52	$59.98
Natural gas (per Mcf)	$8.54	$5.81	$8.78	$6.14
BOE price	$74.45	$49.62	$72.73	$47.86

(1)	A BOE means one barrel of oil equivalent using the ratio of six Mcf of gas to one barrel of oil.
PARALLEL PETROLEUM CORPORATION
DERIVATIVES INFORMATION AS OF SEPTEMBER 30, 2008 (1)
PUT OPTIONS:

			Estimated
			Fair Market
Period of Time	Barrels of Oil	Floor	Value
			($ in thousands)
Jan 1, 2009 thru Dec 31, 2009	109,500	$100.00	$1,470
Jan 1, 2010 thru Dec 31, 2010	134,100	$100.00	2,083
Jan 1, 2011 thru Dec 31, 2011	146,000	$100.00	2,314

Total Fair Market Value			$5,867

COLLARS:

				Estimated
		NYMEX Oil Prices		Fair Market
Period of Time	Barrels of Oil	Floor	Cap	Value
				($ in thousands)
Oct 1, 2008 thru Dec 31, 2008	87,400	$63.42	$83.86	$(1,581)
Jan 1, 2009 thru Dec 31, 2009	620,500	$63.53	$80.21	(15,664)
Jan 1, 2010 thru Oct 31, 2010	486,400	$63.44	$78.26	(13,869)

	MMBTU of	WAHA Gas Prices
Period of Time	Natural Gas	Floor	Cap
Oct 1, 2008 thru Dec 31, 2008	920,000	$7.38	$9.28	1,793
Jan 1, 2009 thru Dec 31, 2009	3,285,000	$7.06	$9.93	1,534

Total Fair Market Value				$(27,787)

COMMODITY SWAPS:

			Estimated
		NYMEX Oil	Fair Market
Period of Time	Barrels of Oil	Swap Price	Value
			($ in thousands)
Oct 1, 2008 thru Dec 31, 2008	110,400	$33.37	$(7,353)

INTEREST RATE SWAPS:

		Weighted Avg	Estimated
	Notional	Fixed	Fair Market
Period of Time	Amounts	Interest Rates	Value
	($ in millions)		($ in thousands)
Oct 1, 2008 thru Dec 31, 2008	$100	4.86%	$(264)
Jan 1, 2009 thru Dec 31, 2009	$100	4.22%	(1,084)
Jan 1, 2010 thru Dec 31, 2010	$100	4.71%	(822)
Jan 1, 2011 thru Dec 31, 2011	$100	4.60%	(227)

Total Fair Market Value			$(2,397)

(1)	BNP Paribas and Citibank, N.A. are the counterparties in Parallel’s derivative instruments.
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Parallel Petroleum Announces
3Q 2008 Financial Results
November 3, 2008

PARALLEL PETROLEUM CORPORATION
RECONCILIATION OF OPERATING CASH FLOW
($ in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
NET CASH PROVIDED BY OPERATING ACTIVITIES	$37,530	$16,854	$108,425	$51,529

Adjustments:
Changes in assets and liabilities	472	(2,464)	(5,700)	(10,662)

OPERATING CASH FLOW (1)	$38,002	$14,390	$102,725	$40,867

(1)	Operating cash flow represents net cash provided by operating activities before changes in assets and liabilities. Operating cash flow is presented because management believes it is a useful adjunct to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Operating cash flow is widely accepted as a financial indicator of an oil and natural gas company’s ability to generate cash which is used to internally fund exploration and development activities and to service debt. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. Operating cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities as an indicator of cash flows, or as a measure of liquidity.
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Parallel Petroleum Announces
3Q 2008 Financial Results
November 3, 2008

PARALLEL PETROLEUM CORPORATION
RECONCILIATION OF EBITDA
($ in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
NET INCOME	$58,677	$293	$26,732	$3,661

Income tax expense	31,900	153	14,740	2,011
Interest expense	6,139	5,429	17,025	13,449
Depreciation, depletion and amortization	11,551	7,821	31,386	21,680

EBITDA(1)	$108,267	$13,696	$89,883	$40,801

(1)	EBITDA represents net income (loss) before income tax expense, interest expense, depreciation, depletion and amortization expense. EBITDA is presented as a supplemental financial measurement in the evaluation of our business. We believe that it provides additional information regarding our ability to meet our future debt service, capital expenditures and working capital requirements. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our lenders pursuant to our bank credit agreement and is used in the financial covenants in our bank credit agreement. EBITDA is not a measure of financial performance under GAAP. Accord- ingly, it should not be considered as a substitute for net income, income from operations, or cash flow provided by operating activities prepared in accordance with GAAP. EBITDA is reconciled to cash provided by operating activities as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
NET CASH PROVIDED BY OPERATING ACTIVITIES	$37,530	$16,854	$108,425	$51,529

Changes in assets and liabilities	472	(2,464)	(5,700)	(10,662)
Interest expense	6,139	5,429	17,025	13,449
Equity in (gain) loss of pipelines and gathering system ventures	(2)	(69)	380	(663)
Other non-cash items:
Gain on sale of automobiles	(4)	25	—	25
Accretion of asset retirement obligation	(88)	(79)	(275)	(243)
Accretion of senior notes	(128)	(114)	(375)	(114)
Accretion of interest on put obligations	(39)	—	(45)	—
Amortization of deferred financing cost	(509)	(372)	(509)	(372)
Cost of debt retirement	(102)	(760)	(102)	(760)
Common stock issued to directors	(118)	(96)	(335)	(96)
Stock option expense	(545)	(102)	(772)	(161)
Bad debt expense	—	—	—	30
Gain (loss) on derivatives not classified as hedges	65,661	(4,556)	(27,834)	(11,161)

EBITDA	$108,267	$13,696	$89,883	$40,801

PARALLEL PETROLEUM CORPORATION
RECONCILIATION OF ADJUSTED EBITDA
($ in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
EBITDA	$108,267	$13,696	$89,883	$40,801

Adjustments, before tax:
Unrealized (gains) losses on oil and natural gas derivatives	(65,661)	4,556	27,834	11,161
Equity in (gain) loss on pipelines and gathering system ventures	2	69	(380)	663

Adjusted EBITDA(1)	$42,608	$18,321	$117,337	$52,625

(1)	Adjusted EBITDA excludes certain items that management believes affect the comparability of operating results. The Company discloses this non-GAAP financial measure because:
(a)	management uses it to evaluate the Company’s operational trends and performance relative to other oil and natural gas producing companies;

(b)	adjusted EBITDA is more comparable to estimates provided by securities analysts; and

(c)	items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated.
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Parallel Petroleum Announces
3Q 2008 Financial Results
November 3, 2008

The Company
Parallel Petroleum is an independent energy company headquartered in Midland, Texas, engaged in the exploitation, development, acquisition and production of oil and gas using 3-D seismic technology and advanced drilling, completion and recovery techniques. Parallel’s primary areas of operation are the Permian Basin of West Texas and New Mexico, North Texas Barnett Shale, Onshore Gulf Coast of South Texas, East Texas and Utah/Colorado. Additional information on Parallel is available via the internet at www.plll.com.
This release contains forward-looking statements subject to various risks and uncertainties that could cause the Company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “initial daily test rates,” “may,” “will,” “expect,” “intend,” “plan,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to:
•	the results of exploratory drilling activity;

•	the Company’s growth strategy;

•	changes in oil and natural gas prices;

•	operating risks;

•	availability of drilling equipment;

•	outstanding indebtedness;

•	weaknesses in our internal controls;

•	the inherent variability in early production tests;

•	uncertainties inherent in estimating production rates;

•	the availability and capacity of natural gas gathering and transportation facilities;

•	the period of time that our oil and natural gas wells have been producing;

•	changes in interest rates;

•	dependence on weather conditions;

•	seasonality;

•	expansion and other activities of competitors;

•	changes in federal or state environmental laws and the administration of such laws; and

•	the general condition of the economy and its effect on the securities market.
While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.
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